UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                         -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


     August 31, 1999                                           0-14871
-------------------------                               ------------------------
(Date of earliest report)                               (Commission File Number


                             ML MEDIA PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


            New York                                             13-3221085
--------------------------------                          ----------------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)




       World Financial Center, South Tower, New York, New York 10080-6108
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 2.   Acquisition or Disposition of Assets.
------

On August 31, 1999, ML Media Partners, L.P. (the "Partnership") consummated the previously reported sale to Aurora Communications, LLC (formerly known as Shadow Communications, LLC) ("Aurora") of substantially all of the assets of radio station WEBE-FM, Westport, Connecticut, and WICC-AM, Bridgeport, Connecticut.

The base purchase price for the Station was $66,000,000, subject to certain adjustments for the apportionment of current assets and liabilities as of the closing date, as provided for in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the Partnership deposited $3.3 million into an Indemnity Escrow Account against which Aurora may make indemnification claims for a period through December 31, 2000. In addition, the Partnership intends to hold a portion of the purchase price in reserve to pay (or to reserve for payment of) wind-down expenses, sale-related expenses and other debts and obligations of the Partnership.

Distributions of the remaining proceeds from the sale of the Stations will be made to partners of record as of August 31, 1999, in accordance with the terms of the Partnership's Partnership Agreement. To the extent any amounts reserved or paid into escrow as described above are subsequently released, such amounts will be distributed to partners of record as of the date of such release.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               ML MEDIA PARTNERS, L.P.

                                               By:  Media Management Partners,
                                                      General Partner

                                               By:  RP Media Management,
                                                      General Partner

                                               By:  IMP Media Management,
                                                      Inc.


Dated August 31, 1999                          By: /s/ Elizabeth McNey Yates
                                                   ----------------------------
                                                   Elizabeth McNey Yates
                                                   Vice President